Exhibit 10.10

Novation Agreement

Date: 30 October 2018

PARTIES:

1	V.Ships Limited, of Limassol Cyprus, with registered address at Zina Kanther, 16-18, Agia Triada, 3035 Limassol, Cyprus (herein referred to as the "Manager");

2	Champion Ocean Navigation Co. Limited, of Malta, with registered address at 147/1, St. Lucia Street, Valletta, VLT 1185, Malta) (herein referred to as the "Owner"); and

3
Champion Marine Co., of the Republic of the Marshall Islands, with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands (herein referred to as the "Sub-Bareboat Charterer/Disponent Owner").

WHEREAS:

A.
This Novation Agreement is supplemental to a Ship Management Agreement dated 1 September 2015 made between the Manager and the Owner (formerly known as Champion Ocean Navigation Co., of the Republic of Liberia) in respect of the vessel "CHAMPIONSHIP" (the "Vessel") registered in the name of the Owner under the Liberian flag with IMO no. 9403516 (as amended by the Amendment dated 23 May 2018, together the "Management Agreement");

B.	The Owner has entered into negotiations with, inter alios, Cargill International SA, of Geneva, Switzerland (the "Buyers") and CFT Investments 1 LLC (the "New Owner") for the sale of the Vessel;

C.
The Buyers will acquire the Vessel pursuant to a Memorandum of Agreement to be entered into between the Owner, as sellers, Seanergy Maritime Holdings Corp., as guarantor and the Buyers, as buyers (the "MOA");

D.
The Sub-Bareboat Charterer/Disponent Owner will charter the Vessel on a sub-bareboat basis pursuant to a bareboat charter agreement to be entered into between the Buyers, as owners and the Sub-Bareboat Charterer/Disponent Owner, as sub-bareboat charterers (the "Sub-Bareboat Charter");

E.	The Vessel will be registered in the name of the New Owner under the Flag of the Republic of the Marshall Islands; and

F.
The Owner, the Manager and the Sub-Bareboat Charterer/Disponent Owner have agreed to enter into this Novation Agreement so that the Owner be released and discharged from the Management Agreement as from delivery of the Vessel under the MOA and the Sub-Bareboat Charter (the "Effective Date") and that the Manager releases and discharges the Owner with respect to the Management Agreement from the Effective Date upon the terms of the Sub-Bareboat Charterer/Disponent Owner undertaking to perform in all respects the Management Agreement and be bound by all the terms of the Management Agreement in place of the Owner.

G.	The Management Agreement, as Annexed hereto, has not been amended, varied, cancelled, novated or terminated and represents the entire agreement between the Manager and the Owner.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein set out, it is hereby agreed as follows:-

1.	Novation and Release

1.1
With effect from the Effective Date as defined in paragraph "F" above and by mutual agreement between the parties and in consideration of the mutual undertakings and releases herein contained, the Sub-Bareboat Charterer/Disponent Owner shall substitute the Owner under the Management Agreement and the Sub-Bareboat Charterer/Disponent Owner shall as from the Effective Date assume all rights and obligations of the Owner arising out of or in connection with the Management Agreement and agrees to be bound in all respects in place of the Owner by the terms of the Management Agreement, which shall hereafter be construed and treated in all respects as if the Sub-Bareboat Charterer/Disponent Owner had been originally named as a party to the Management Agreement.

1.2	With effect from the Effective Date all references to the Flag shall be amended to mean the flag of the Marshall Islands.

1.2
The Sub-Bareboat Charterer/Disponent Owner hereby agrees to continue to be bound by the Management Agreement in all respects vis-a-vis the Owner from the Effective Date and further agrees to release the Owner from any further liability under the Management Agreement that may arise or be incurred from events after the Effective Date.

1.3
Any issues or disputes arising between the Owner and the Manager in connection with the Management Agreement shall be resolved between themselves without involving or prejudicing the Sub-Bareboat Charterer/Disponent Owner.

1.4
Nothing in this Novation Agreement shall affect or prejudice any claim or demand whatsoever which either the Owner or the Manager may have against the other relating to matters arising prior to the Effective Date.

2.	Amendments to the Management Agreement

From the Effective Date, the following amendments are agreed to the Management Agreement:

(a)	all references to the "Owners" in the Management Agreement shall mean "Sub-Bareboat Charterer/Disponent Owner"; and

(b)	In Part I of the Management Agreement will be replaced as of the Effective Date with the following:

" SHIP TECHNICAL MANAGEMENT AGREEMENT - PART I

1. Vessel Details		GT/NT: 93,196 / 59,298

Name:	CHAMPIONSHIP	Class:	BV
Flag:	MARSHALL ISLANDS	Year Built:	2011
Type:	BULK CARRIER
IMO number:	9403516

2. Disponent Owners – Sub-Bareboat Charterers
Name:	CHAMPION MARINE CO.

2.1 Disponent Owners – Sub-Bareboat Charterers' Registered Address (where the company is registered):

TRUST COMPANY COMPLEX, AJELTAKE ROAD, AJELTAKE ISLAND, MH96960 MAJURO, REPUBLIC OF THE MARSHALL ISLANDS

Country of Incorporation: REPUBLIC OF THE MARSHALL ISLANDS

2.2 Disponent Owners – Sub-Bareboat Charterers' Business Establishment Address (head office and principal place of business):

154 VOULIAGMENIS AVENUE, 16674 GLYFADA, ATHENS, GREECE
Telephone Number: +30 213 018 1507 Fax Number:
Contact Name: Theodora Mitropetrou Position: General Counsel

Email address: legal@seanergy.gr

2.3 Disponent Owners – Sub-Bareboat Charterers' VAT registration number if business establishment address at 2.2 is in the European Union:

3. Managers
Name:	V.SHIPS LIMITED
Registered Office:	ZINA KANTHER 16-18, AGIA TRIADA, 3035 LIMASSOL
Country of Incorporation:	CYPRUS
Telephone Number:	+357 25 848400 Fax Number: +357 25 560170
Contact Name:	Nicholas Barham Position: Director
Email address:	nicholas.barham@vships.com

4. Date of Commencement of Agreement (Clause 2.1)
Upon Owners delivery of the Vessel to the Managers

5. Notices to Disponent Owners – Sub-Bareboat Charterers: at the Disponent Owners – Sub-Bareboat Charterers' Principal Place of Business address, fax number and email address stated in Box 3

6. Notices to Managers:    at the address, fax number and email address stated in Box 3 with a copy to Marine Legal Services Limited, 1st floor, 63 Queen Victoria Street, London EC4N 4UA tel (44) (0) 20 7329 2422

Email: craig.brown@marinelegal.co.uk

It is mutually agreed between the party mentioned in Box 2 of Part I (hereinafter called "the Disponent Owners – Sub-Bareboat Charterers") and the party mentioned in Box 3 of Part I (hereinafter called "the Managers") that this Agreement consisting of PARTS I to VII inclusive shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of an applicable Appendix of Part III shall prevail over the provisions of PART II to the extent of such conflict but only in respect of the Management Service to be provided in terms of such applicable Appendix. In the event of a conflict between the Fee Schedule and the provisions of an applicable Appendix of Part III, the provisions of the Fee Schedule shall prevail.

DATE OF AGREEMENT:

Signature(s) (Disponent Owners- Sub-Bareboat Charterers) Signature(s) (Managers)

/s/ Stamatios Tsantanis	/s/ Nicholas Barham
Stamatios Tsantanis	Nicholas Barham
Title: President	Title: Director

"

3.	Law and Jurisdiction

This Agreement is governed by and shall be construed in accordance with English law. Each party agrees with the others that, in the event of a dispute between them or any of them, such disputes shall be referred to arbitration in London, and the arbitration agreement between such parties shall be in the terms of clause 20 of the Management Agreement. In the event of a dispute involving all the parties, it is agreed that there shall be a consolidated reference to arbitration, and that if separate references are commenced they shall upon request of any party be consolidated.

THIS AGREEMENT has been executed by the parties to this Agreement as a deed on the date specified at the beginning of this Agreement.

Executed as a Deed	)
By Nicholas Barham	)
for and on behalf of	)
V.Ships Limited	)	/s/ Nicholas Barham
of Limassol Cyprus	)
in the presence of:	)
Philippos Charalambides

Executed as a Deed	)
By Stavros Gyftakis	)
for and on behalf of	)
Champion Ocean Navigation Co. Limited	)	/s/ Stavros Gyftakis
of Malta	)
in the presence of:	)

Executed as a Deed	)
By Stavros Gyftakis	)
for and on behalf of	)
Champion Marine Co.	)	/s/ Stavros Gyftakis
of the Marshall Islands	)
in the presence of:	)